Exhibit 99.2

RELEASE NO 2

Panacea Life Sciences Holdings, Inc. Enters Into Agreement to Natural Health and Wellness Chain of Retail Locations in Tampa, Florida

GOLDEN, Colo., July 10, 2023 (GLOBE NEWSWIRE) — Panacea Life Sciences Holdings, Inc. (OTCQB: PLSH) (“Panacea” or the “Company”), a plant-based natural health ingredient and product company, today announced it has entered into agreements to acquire eight retail locations in the Tampa, Florida area, offering Kava, Kratom, VAPE and CBD products and beverages operating as Nitro Kava & Kratom, including inventory, equipment and recipes, distribution facilities and a warehouse located in Largo, Florida, generating $2.9 million of annual revenues (unaudited) for the fiscal year ended December 31, 2022.

The purchase price for the acquisition consists of no cash and the agreement to issue approximately 85,000 shares of a new class of convertible preferred stock, which is convertible into approximately 8.5 million shares of common stock to the seller. The seller will be subject restrictions on transfer of such shares and a lockup for a two year period.

Panacea plans to operate and further develop an expanding Florida chain of natural health and wellness retail stores serving high quality plant-based products such as Kava and Kratom and plans to introduce new mushroom products and Kratom Energy drinks.

The long-term objective is for Panacea to own and or operate hundreds of stores that offer Kava Kratom, CBD, mushroom and vape products.

“We are excited to finalize the acquisition of a popular retail chain and innovative distribution business as PLSH expands its footprint into the natural plant-based market segment. We believe there is a massive shift in the minds of consumers away from pharmaceutical lab-driven products toward using natural products as functional remedies to treat and heal the human body. PLSH is well positioned and on the forefront of this movement, said Leslie Buttorff, CEO. “With this acquisition we are able to capture a high value business in the natural beverage retail and wholesale market that includes brand licensing and franchising development for all of our product segments.”

Closing of the acquisition is subject to satisfaction of customary terms and conditions for a transaction of this kind, including delivery by sellers of audited financial statements for the prior two completed fiscal years for the acquisition.

About Panacea Life Sciences Holdings, Inc.

Panacea Life Sciences Holdings, Inc. (PLSH) is holding company structured to develop and facilitate manufacturing, research, product development and distribution in the high-growth, natural human and animal health & wellness market segment. Its subsidiary, Panacea Life Sciences, Inc. (PLS) is a woman-founded and led company dedicated to manufacturing, distribution, research and production of the highest-quality nutraceutical, cannabinoid, mushroom, kratom and other natural, plant-based ingredients and products. PLS operates out of a 51,000 square foot, state-of-the-art, cGMP facility in Golden Colorado. If you would like more information, please visit www.panacealife.com

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. These risks and uncertainties include, but are not limited to, risks arising from supply chain disruptions or our ability to obtain raw materials as well as similar problems with our vendors, our ability to fulfill purchase orders on a timely manner, our ability to fully collect money for our purchase orders, the risk of customers returning our products, impact of the pandemic including new variants on our workforce, as well as those risks and uncertainties described by us in our annual report on Form 10-K for the fiscal year ended December 31, 2022 under the heading “Risk Factors”. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments, or otherwise, except as may be required by law.

Contact:

info@panacealife.com

800-985-0515